Exhibit 10.2


                                   SCHEDULE B


            AGREEMENT OF RESTRICTIVE COVENANTS AND OTHER OBLIGATIONS


     This  Agreement  of  Restrictive   Covenants  and  Other  Obligations  (the
"Agreement") is entered into by and between Willis Group Holdings Limited (the "Company") and Peter Hearn ("Optionee") to be effective as of May 6, 2008.

                                    RECITALS

     Whereas, Optionee is employed by a subsidiary of the Company;

     Whereas, on May 6, 2008 the Company granted Optionee an option for a specified number of shares of common stock of Willis Group Holdings Limited (the "Option");

     Whereas, such grant is subject to the terms of the Willis Group Holdings Limited 2008 Share Purchase and Option Plan (the "Plan"), the Option Agreement (the "Option Agreement"), and this Agreement and in consideration of the grant, Optionee shall enter into and acknowledge his or her agreement to the terms of the Plan, the Option Agreement and this Agreement;

     Whereas, Optionee acknowledges and agrees that he or she desires to receive the Option, and understands and agrees such Option is subject to the terms and conditions set forth in the Plan, the Option Agreement and this Agreement;

     NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and for other valuable consideration, in particular the grant of the Option to Optionee by the Company, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:


                                    AGREEMENT

1. Section 1 - Recitals
-----------------------

     The Recitals set forth above are an integral part of this Agreement, and are incorporated herein by reference.

2. Section 2 - Definitions
--------------------------

     2.1 "Business" shall mean insurance brokerage, reinsurance brokerage, surety brokerage, bond brokerage, insurance agency, underwriting agency, managing general agency, risk management, claims administration, self-insurance, risk management consulting or other business performed by the Restricted Group.

     2.2 "Competitor" shall mean any business principally engaged in insurance brokerage, reinsurance brokerage, surety brokerage, bond brokerage, insurance agency, underwriting agency, managing general agency, risk management, claims administration, self-insurance, risk management consulting or other business which is either performed by the Restricted Group or is a business in which the Restricted Group has taken steps toward engaging. It is further provided that Competitor includes, but is not limited to, the following businesses and their respective subsidiaries and/or other affiliates: Aon Corporation, Arthur J Gallagher & Co and Marsh Incorporated.

     2.3 "Confidential Information" shall mean all trade secrets and non-public information concerning the financial data, strategic business plans, and other non-public, proprietary, and confidential information of the Company or any of its Subsidiaries.

     2.4 "directly or indirectly" shall mean Optionee acting either alone or jointly with or on behalf of or by means of any other person, firm or company (whether as principal, partner, manager, employee, contractor, director, consultant, investor or similar capacity).

     2.5 "Employer" shall mean the Subsidiary that employs Optionee. If the Company ever becomes an employer of Optionee, then the term Employer shall refer to the Company.

     2.6 "Employment Agreement" shall mean the contractual terms and conditions which govern the employment of Optionee by Employer.

     2.7 "Key Personnel" shall mean any person who is at the date Optionee ceases to be an employee of Employer or was at any time during the period of 12 months prior to that date employed by the Restricted Group and who was an employee with whom Optionee had dealings other than in a minimal and non-material way and who was employed by or engaged in the Business in an executive or senior managerial capacity, or was an employee with insurance, reinsurance or other technical expertise.

     2.8  "Option" shall have the meaning as set forth in the recitals.

     2.9  "Option Agreement" shall have the meaning set forth in the recitals.

     2.10  "Plan" shall have the meaning set forth in the recitals.

     2.11 "Relevant Area" shall mean the counties, parishes, districts, municipalities, cities, metropolitan regions, localities and similar geographic and political subdivisions, within and outside of the United States of America, in which the Company or any of its Subsidiaries has carried on Business in which Optionee has been involved or concerned or working on other than in a minimal and non-material way at any time during the period of 12 months prior to the date on which Optionee ceases to be an employed by Employer.

     2.12 "Relevant Client" shall mean any person, firm or company who or which at any time during the period of 12 months prior to the date on which Optionee ceases to be employed by Employer is or was a client or customer of the Company or any of its Subsidiaries or was in the habit and/or practice of dealing under contract with the Company or any of its Subsidiaries and with whom or which Optionee had dealings related to the Business (other than in a minimal and non-material way) or for whose relationship with the Company or any of its Subsidiaries Optionee had responsibility at any time during the said period.

     2.13 "Relevant Period" shall mean the period of 12 months following the date on which Optionee ceases to be employed by Employer.

     2.14 "Relevant Prospect" shall mean any person, firm or company who or which at any time during the period of 12 months prior to the date on which Optionee ceases to be employed by Employer was an active prospective client of the Company or any of its Subsidiaries with whom or with which Optionee had dealings related to the Business (other than in a minimal and non-material way).

     2.15 "Restricted Group" shall mean the Company and its Subsidiaries, as in existence during Optionee's employment with Employer and as of the date such employment ceases.

     2.16 "Subsidiary" shall mean a direct and/or indirect subsidiary of the Company as well as any associate company which is designated by the Company as being eligible for participation in the Plan.

Section 3 - Non-Compete and other Obligations:
----------------------------------------------

     3.1 Optionee acknowledges that by virtue of his or her senior management position and as an employee of Employer, Optionee has acquired and will acquire knowledge of Confidential Information of the Restricted Group and their Business. Optionee further acknowledges that the Confidential Information which the Restricted Group has provided and will provide to Optionee would give Optionee a significant advantage if Optionee were to directly or indirectly be engaged in any Business at a Competitor of the Restricted Group.

     3.2 Without the Company's prior written consent, Optionee shall not directly or indirectly, at any time during or after Optionee's employment with any Employer, disclose any Confidential Information and shall use Optionee's best efforts to prevent the taking or disclosure of any Confidential Information, except as reasonably may be required to be disclosed by Optionee in the ordinary performance of his or her duties for Employer or as required by law.

     3.3 For a period of twelve months after the date on which Optionee's employment with any Employer ceases, Optionee shall not work for or be engaged or concerned in, or have a financial interest in (other than an ownership position of less than 5% in any company whose shares are publicly traded or any non-voting non-convertible debt securities in any company) any Competitor of the Restricted Group within the Relevant Area. During this period, Optionee shall receive payments equal to the base salary payments Optionee would have received if Optionee had been in Employer's employ during this non-compete period. Employer will also pay the cost of COBRA Medical coverage for Optionee for the duration of the non-compete period. These payments will be made on the same frequency as such salary payments were made during Optionee's employment.

     3.4 The Company or Employer shall have the discretion to apply a shorter period than the twelve-month periods set forth in 3.3 and 3.5.

     3.5  Optionee shall not, for the Relevant Period, directly or indirectly:

          3.5.1 within the Relevant Area, solicit any Relevant Client or Relevant Prospect for the purposes of any Business which competes or will compete or seeks to compete with the Restricted Group;

          3.5.2. within the Relevant Area, accept, perform services for, or deal with any Relevant Client or Relevant Prospect for the purposes of any Business which competes or will compete or seeks to compete with the Restricted Group;

          3.5.3 solicit for employment or entice away from the Restricted Group any Key Personnel; or

          3.5.4 employ or engage or endeavour to employ or engage any Key Personnel.

     3.6 The restrictions contained in Section 3.5 including subsections, run concurrently with the non-compete in Section 3.3. Additionally, to the extent Optionee is a party to an employment agreement or other agreement with the Restricted Group that contains a post-employment restriction, the post-employment restrictions run concurrently with the post-employment restrictions contained in this Section 3. Thus, by way of example, if Optionee's employment agreement with Employer contains a 24-month restriction on solicitation of the Restricted Group's clients, then the non-solicitation in the employment agreement would be effective for 12 months after the non-solicitation in this
          Section 3 expires.

     3.7 Optionee acknowledges that the provisions of this Section 3 are fair, reasonable and necessary to protect the goodwill and interests of the Restricted Group.

Section 4 - Governing Law & Jurisdiction
----------------------------------------

     4.1 This Agreement shall be governed by and construed in accordance with the laws of the state of New York without regard to its conflicts of law principles.

     4.2 Any suit, action or proceeding against Optionee with respect to this Agreement may be brought in any court of competent jurisdiction in the State of New York or located in the City of New York, as the Company may elect in its sole discretion and Optionee hereby submits accordingly to the nonexclusive jurisdiction of such courts for the purpose of any such suit, action, proceeding or judgment. Optionee hereby irrevocably waives any objections which he or she may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement brought in any court of competent jurisdiction in the State of New York or City of New York. Provided further that nothing herein shall in any way be deemed to limit the ability of the Restricted Group to bring a suit, action or proceeding against Optionee with respect to this Agreement, in jurisdictions other than the State of New York and/or City of New York, and in such manner, as may be permitted by applicable law. Optionee hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum. No suit, action or proceeding against the Company or any Subsidiary with respect to this Agreement may be brought by Optionee in any court other than in a court of competent jurisdiction in the State of New York or City of New York, and Optionee hereby irrevocably waives any right which he or she may otherwise have had to bring such an action in any other court. The Company hereby submits accordingly to the jurisdiction of the courts of the State of New York or City of New York for the purpose of any such suit, action or proceeding.

Section 5 - Consideration, Severability, Beneficiaries & Effect on other
------------------------------------------------------------------------
agreements
----------

     5.1 Optionee acknowledges that the covenants and undertakings he or she has made herein, including those made in Section 3, are being given for the benefit of the Restricted Group, including Employer, and may be enforced by the Company and/or by its Subsidiaries on behalf of all or any of them and that such Subsidiaries are intended beneficiaries of this Agreement.

     5.2 The parties acknowledge that the provisions of this Agreement are severable. If any part or provision of this Agreement shall be determined by any court or tribunal to be invalid, then such partial invalidity shall not cause the remainder of this Agreement to be or become invalid. If any provision hereof is held unenforceable on the basis that it exceeds what is reasonable for the protection of the goodwill and interests of the Restricted Group, but would be valid if part of the wording were modified or deleted, as permitted by applicable law, then such restriction or obligation shall apply with such deletions or modifications as may be necessary to make it enforceable.

     5.3 Optionee acknowledges that he or she remains bound by any Employment Agreement or any other agreement entered into by Optionee with the Restricted Group and this Agreement shall be in addition to, and not in place of any such agreements. Optionee further acknowledges that in the event of any breach by Optionee of any provision contained in such agreements or this Agreement, the Company and/or any Subsidiary may, in their discretion, enforce any term and condition of those agreements and/or this Agreement.

Section 6 - Miscellaneous
-------------------------

     6.1 This Agreement may not be modified except by written agreement signed by both parties hereto.

     6.2 The rights of the Restricted Group under this Agreement shall inure to the benefit of any and all of its/their successors, assigns, parent companies, sister companies, subsidiaries and other affiliated corporations.

     6.3 The waiver by either party of any breach of this Agreement shall not operate or be construed as a waiver of that party's rights on any subsequent breach.

     6.4 Optionee acknowledges and agrees that Optionee shall be obliged to draw the provisions of Section 3 to the attention of any third party who may, at any time before or after the termination of Optionee's employment with Employer, offer to employ or engage him and for or with whom Optionee intends to work within the Relevant Period.

     6.5 The various section headings contained in this Agreement are for the purpose of convenience only and are not intended to define or limit the contents of such sections.

     6.6 This Agreement may be executed in one or more counterparts, each of which shall constitute an original and all of which taken together shall constitute one and the same document. This Agreement will be binding, notwithstanding that either party's signature is displayed only on a facsimile copy of the signature page.

     6.7 Any provisions which by their nature survive termination of this Agreement, including the obligations set forth in Sections 3 and 4 shall survive termination of this Agreement.



     IN WITNESS WHEREOF, the parties hereto have executed this Agreement to become effective as of the date first above written.


Willis Group Holdings Limited:                                Optionee:


/s/ Michael P Chitty                    SIGNATURE:  ___________________
--------------------

NAME:  Michael P Chitty                 PRINT NAME: ___________________

DATE:  May 6, 2008                           DATE:  ___________________

TITLE: Company Secretary